Exhibit 3.3

ARTICLES OF INCORPORATION

OF

DOMINION COAL CORPORATION

We hereby associate to form a stock corporation under the provisions of Chapter 1 of Title 13.1 of the Code of Virginia and to that end set forth the following:

(a) The name of the corporation is DOMINION COAL CORPORATION

(b) The purpose or purposes for which the corporation is organized are:

To acquire by purchase or lease coal lands, coal mines, and lands contiguous thereto; to operate coal mines, and plants for the production of coal products; acquire and operate loading or preparation facilities, ramps and railway sidings; and all such other things as may be necessary, desirable, or usual on the operation of the businesses enumerated.

(c) The aggregate number of shares which the corporation shall have authority to issue and the par value per share are as follows:

CLASS AND SERIES	NUMBER OF SHARES	PAR VALUE PER SHARE
Common	10,000	$50

(d) The post office address of the initial registered office is 225 Main Street, Grundy, Virginia, 24614. The name of the county in which the initial registered office is located is Buchanan. The name of its registered agent is H. A. Street who is a resident of Virginia and a member of the Virginia State Bar, and whose business office is the same as the registered office of the corporation.

(e) The number of directors constituting the initial Board of Directors is three and the names and addresses of the persons who are to serve as the initial directors are:

B. R. Thompson	300 Forest Park Boulevard Knoxville Tennessee 37919

Jack Thompson	300 Forest Park Boulevard Knoxville Tennessee 37919

Lindsay Young	1000 Burwell Building Knoxville Tennessee 37902

Dated

/s/ Lindsay Young

/s/ Sam J. McAllester, III

/s/ H. H. McCampbell, Jr.

STATE OF TENNESSEE	)
:ss
COUNTY OF KNOX ))

I, Helen D. Walker, a Notary Public in and for the said county and state do certify that Lindsay Young, Sam J. McAllester, III, and H. H. McCampbell. Jr., whose names are signed to the foregoing articles of incorporation bearing date on the 3rd day of March, 1972, have acknowledged the same before me in my county and state aforesaid.

Given under my hand this 3rd day of March, 1972.

/s/ Helen D. Walker
Notary Public

My Commission Expires: April 5, 1975.

ARTICLES OF AMENDMENT TO THE CHARTER

OF

DOMINION COAL CORPORATION

Pursuant to the provisions of Section 13.1-58 of the Virginia Stock Corporation Act, the undersigned corporation adopts the following Articles of Amendment:

(a) The name of the corporation is Dominion Coal Corporation.

(b) The amendment adopted is that the maximum number of shares which the corporation shall have the authority to issue is one thousand (1,000) shares with par value of One Dollar ($1.00) per share.

(c) The date of the meeting of the Board of Directors at which the amendment was found in the best interest of the corporation and directed to be submitted to a vote at a meeting of stockholders was the 19th day of February, 1980; the date when notice was given to each stockholder of record entitled to vote was the 19th day of February, 1980; such notice was given in the manner provided by the Virginia Stock Corporation Act and was accompanied by a copy of the proposed amendment; the amendment was adopted by the stockholders on the 20th day of March, 1980.

(d) The number of shares outstanding and entitled to vote thereon was 1,000.

(e) The number of shares voted for the amendment was 1,000.

(f) The amount of stated capital of the corporation as stated by such amendment shall be One Thousand Dollars ($1,000.00).

Dated this 20th day of March, 1980.

DOMINION COAL CORPORATION

By	/s/ Lindsay Young
President

Secretary

Dated: December 25, 1976.

DOMINION COAL CORPORATION

	BY:	/s/ Lindsay Young
President

Attest:

Secretary

WINSTON MINING COMPANY, INC.

BY:
President

Attest:

/s/ Lindsay Young
Secretary

YOUNG’S BRANCH COAL COMPANY

	BY:	/s/ Lindsay Young
President

Attest:

Secretary